Exhibit 10.25

Service Contract

Party A:

Party B:	BEIJING SIHITECH CO., LTD.

Contract No.:

Place:

Item

I	Introduction

II	Scope

III	Name, quantity, technique service and price of product

IV	Payment and method of payment

V	Articles of service

VI	Responsibilities of both parties

VII	Other favorable terms

VIII	Force Majeure

IX	Liabilities for breach of contract and compensation

X	Disputes and arbitration

XI	Others

Both parties reached an agreement on this service contract for   network equipments of Party A after friendly negotiations based on the principle of mutual trust and cooperation in accordance to the Contract Law of P.R.C and related laws, regulations and rules.

I                   Introduction

Any formal letter and settlement letter between both parties shall use only the legal addresses and bank accounts thereof as follows:

Party A	Party B
BEIJING SIHITECH CO., LTD.
Address	Address	3th Floor, Tower B, Finace and Entrust Building, No.5 Anding Road, Chaoyang District, Beijing City, P.R.C.
Postal code	Postal code	100029
Tel	Tel	(010)64421088
Fax	Fax	(010)64421210
Opening Bank	Opening Bank	Beijing Anhua Sub-branch, China Construction Bank
Bank Account	Bank Account	11001071700053003967

II         Scope

This contract is a service contract for the network equipment                    Party B shall render maintenance service for    months thereof from the effective date of this contract to    ,    , 20   .

III    Name, quantity, technique service and price of product

Please see Annexure List of Network Equipments for the list of services. The total price of the service, i.e. the total price of the contract, is ¥                Yuan, read as RMB                 . Party A shall only pay the total price of the contract  rather than pay any fee arising in the period of this contract.

IV     Payment and method of payment

1. Any fee between the two parties shall be settled and paid in RMB.

2. The account names, opening banks and bank accounts of both parties shall be in accordance with this contract. If there is any alternation, the party altering shall provide notice to the other party in written and stamp the seal in the notice before stipulated days of payment.

3. Party A shall pay the total price of this contract (¥      Yuan) once Party A has checked and accepted the equipments (confirmed by the Received Report of Party A) after the expiration date.

4. Party B shall issue a formal invoice to Party A.

V Articles of service

The service scope includes once   *    service, upgradation of software,  CASE service and debugging service after altering spare parts, and Party B shall also provide maintenance and alternation services for the equipments and software in the service scope.

1. Service on the spot

The full time engineer     of Party B shall render maintenance service on the spot appointed by Party A.

2. Type of service

Party B shall bear all expenses arising from maintenance, repair, and replacement.

3. Service telephone and contact method:

Service Tel: (010)

Company Tel: (010)

Manger:

Technique principal:

Address: 3th Floor, Tower B, Finace and Entrust Building, No.5 Anding Road, Chaoyang District, Beijing City, P.R.C.

Postal code: 100029

4. Service contents

Party B will provide regular checking of the equipments in the service period, including

(1) Providing maintenance scheme for the network equipments of Party A to ensure stable operation in the service period;

(2) Establishing a specific service team to maintain the network equipments in accordance to the scheme;

(3) Providing preventive maintenance and producing service reports regularly;

(4) Providing professional technical support to optimize the system and solve other problems.

VI Responsibilities of both parties

1. Party B shall repair or alter the dysfunctional parts of the maintenance equipments of Party A to ensure the stable operation thereof within one week of receiving Letter of Accepting from Party A.

2. Party B shall appoint a expert team for Party A for full examination and maintenance of the equipments thereof within [   ]days from the effective date of this contract.

3. Party B shall assure that the fittings comply with the technical standards of the original manufacturer of          , and further guarantee that the fittings are produced by the original manufacturer and confirmed by          ;

4. Party B shall purchase the basic service from the original manufacturer            and provide  *   service, upgradation of software,  CASE service and debugging service once after altering spare part. Party A shall contact Party B first in case of any problem, and

Party B will diagnose the problems and contact the support center of CIS Company through    hours hot line for the diagnosis number of the material problems, which shall be diagnosed by the company from a distance. Party B shall alter the spare parts from its stock and apply for alternation to      Company for complementary. Company shall supply good parts to Party B through Beijing Bonded Warehouse on the next working day of receiving the application of Party B.

5. Party B shall respond to the requirement of Party A within half hour through a specific manager or professional technical personnel to identify the problems.

6. Party B shall provide on the spot service for the hardware problems and ensure to reach the site within 24 hours. Party B should solve the key problems within 2 hours of arriving at the site. If the problems could not be solved within 2 hours, Party B shall replace the equipments with its own within 2 hours.

7. Party B shall establish a maintenance technique file and submit the checking report and relevant service record.

8. Party B shall organize an on the spot training for the process of checking in the period of this contract and communicate relevant technology regularly to Party A. Both parties could discuss the details through negotiation.

9. Party A shall contact Party B in due time of the problem occurring and give the necessary information for Party B to diagnose and to identify the reasons quickly.

10. When Party B provides the service on the spot (such as download the patch of software or alter module of hardware), the engineer of Party A should give necessary assistance.

11. Party A will pay the service fees to Party B in accordance to this contract.

12. Both parties shall strictly abide to the responsibilities of confidentiality and should not disclose any information of this contract and the service details to any third party.

VII Other favorable terms

1. Party B should provide consultation service for the date share of network problems.

2. Party B should provide consultation service for system upgradation of software without charge.

3. Party B should provide consultation for arrangement and installation of equipments extension.

4. Party B should exchange the techniques regularly and share with Party A the distance management techniques.

5. Party B should provide relevant technique service record and keep the records in the company.

VIII Force Majeure

1. After execution of this contract, if any party could not perform this contract due to the force majeure such as fire, flood, earthquake, and war etc, both parties shall solve the problem through friendly negotiation. After obtaining the proof certificate produced by relevent authorities, the other party should agree to postpone the performance, part performance or non-performance and both parties should not ask for compensation from each other.

2. The party, who could not perform the contract due to force majeure, should provide notice to the other party of the happening thereof in written within 5 days; and the party should also provide notice to the other party in written within 5 days of the ceasing or elimination of such force majeure thereof.

IX Liabilities for breach of contract and compensation

1. Party B shall pay 1% of total price of the contract for each day as breach of contract damages (except for force majeure) such as failure to respond to the requirement of Party A, reach the spot or repair the problems within the stipulated time.

2. Party A has the right to use the service of a third party if Party B fails to repair the problems within the stipulated time, and the expenses should be borne by Party B.

3. Party B shall compensate fully the damages due to defective equipments or resulting from any other reason and related losses.

 4. Party A has the right to rescind the contract if Party B could not provide qualified services which does not comply with the contract or could not be performed on time. Party B should return the payment received and pay for breach of contract damages. The amount of breach of contract damages should not exceed 5% of the total price of this contract.

5. Party A has right to ask for compensation or take necessary measures including rescinding the contract and returning the amount received if Party B has any other breaches to this contract except aforesaid.

6. Party A shall pay   ‰ of current amount payable per day from the date of payable as breach of contract damages if Party A fails to pay the service fee on schedule. The amount of breach of contract damages shall not exceed the   % of current amount payable on this contract. Party B shall bear all responsibilities for the damages to belongings or person resulting from the maintenance service and shall compensate for damages to Party A if any.

7. Both parties shall abide by the relevant laws and regulations on intellectual property right such as copyright, patent right, trademark right, and respect the intellectual property right of each other and keep the technical secrets and commercial secrets confidential. Both parties shall bear the correspondent legal responsibilities for any breach respectively.

8. If any party breaches the articles aforesaid, the other party should provide notice to the party in written and specify the amount for breach of contract damages. The party should pay the amount within     days of receiving the notice. If the party doesn’t agree on the breach of contract damages, it can provide notice to the other party within    days of receiving their notice, and both parties will clarify each other’s responsibilities through friendly negotiations. The party shall pay within     days after confirmation of the amount through negotiation.

9. The days of force majeure should not be included in the days of breach.

X Disputes and arbitration

1. Both parties will solve the disputes arising from this contract through friendly negotiations, and any party can submit an issue to the Jinan Arbitration Committee for arbitration if both parties can not reach an agreement. The committee shall arbitrate in accordance to the current legal arbitration rules, and the arbitration is final and binding on both parties.

2. Each party shall perform the articles without disputes during the period of arbitration.

XI Others

1. The contract will come into effect after being signed and stamped (by the specific seal for contract execution) by its legal representatives (principal) or authorized representatives with[    ]

originals,           for Party A and     for Party B, which have the same force.

2. After the execution this contract, any party should not alter or terminate the performance of this contract without mutual negotiation and notice in written.

3. Party B shall bear any expenses arising from the performance of this contract except otherwise specified in this contract.

4. Other items not stipulated in this contract shall be performed in accordance to the related laws and regulations of P.R.C.

5. The annexure of this contract is a part thereof and is as enforceable as this contract.

6. This contract consists of the contract and the annexure, which will substitute all communications and contracts in oral or in written before.

7. Both parties shall amend reasonably the articles to reflect the true meaning if any article is declared invalid, illegal or unattainable by the relevant authorities,, but the other articles will still be enforceable.

Party A:	Party B: BEIJING SIHITECH CO., LTD.

Legal representatives (Principal):	Legal representatives:

Or authorized representatives:	Or authorized representatives:

Date:	Date: